UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 28, 2011 the Company held its Annual Meeting of Stockholders. The shareholders of SMSC elected Steven J. Bilodeau, Peter F. Dicks, and Stephen C. McCluski as directors of SMSC to serve until the Company’s 2014 Annual Meeting of Stockholders, voted to approve an amendment to the Standard Microsystems Corporation 2009 Long Term Incentive Plan (the “2009 LTIP”) to increase by 1,000,000 Shares the maximum number of Shares that may be delivered pursuant to Awards granted under the 2009 LTIP, approved on an advisory, non-binding basis,  the compensation of the Company’s named executive officers; agreed to vote annually, on an advisory, non-binding basis, on the compensation of the Company’s named executive officers, and ratified the selection of PricewaterhouseCoopers LLP as SMSC’s independent registered public accounting firm for the fiscal year ending February 29, 2012.

No other matters were considered at the annual meeting.

Set forth below are the numbers of votes cast for, against, withheld and abstentions, for each matter considered at the annual meeting. There were 1,165,900 broker non-votes for proposals 1 through 5.

	For	Against	Withheld	Abstentions

Proposal 1 to elect directors as follows:

Election of Steven J. Bilodeau	19,474,686		973,055

Election of Peter F. Dicks	17,646,730		2,801,011

Election of Stephen C. McCluski	19,302,664		1,145,077

Proposal 2 to approve an amendment to the Standard Microsystems Corporation 2009 LTIP to increase by 1,000,000 Shares the maximum number of Shares that may be delivered pursuant to Awards granted under the 2009 LTIP	15,351,306	4,601,445		494,990

Proposal 3 to vote, on an advisory, non-binding basis, on the compensation of the Company’s named executive officers	16,854,909	3,146,520		446,312

Proposal 5 to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s registered independent public accounting firm	20,991,160	608,525		13,956

Proposal 4 to vote, on an advisory, non-binding basis, on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers

1 year	2 years	3 years	Abstain
18,095,183	39,314	1,871,796	441,448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

July 29, 2011	By:	/s/ Walter Siegel
Name: Walter Siegel
Title: Senior Vice President and General Counsel